Exhibit 4.2

NUMBER OF SHARES _______	NUMBER _______
CUSIP G9420F 102

SEE REVERSE FOR CERTAIN

DEFINITIONS

VENUS ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
ORDINARY SHARES

This Certifies that _______________________________________

is the owner of __________________________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF $0.001 EACH OF

VENUS ACQUISITION CORPORATION
(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its ordinary shares if it is unable to complete a business combination by      , 202_ as more fully described in the Company’s final prospectus dated               , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Corporate Seal

Cayman Islands

Secretary	Chief Executive Officer

______________________________	________________________________

VENUS ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT Custodian
_________ _________
TEN ENT	— as tenants by the entireties	(Cust) (Minor)

JT TEN	— as joint tenants with right of Act survivorship and not as tenants in common	under Uniform Gifts to Minors

Additional abbreviations may also be used though not in the above list.

For value received,__________________________________________________hereby sells, assigns and transfers unto

________________________________________________________________________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

___________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

___________________________________________________________________________________

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By:  _________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In each case, as more fully described in the Company’s final prospectus dated              , 2020, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the ordinary shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by________________, 202_, or (ii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.